UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38758 (Commission File Number)	45-2259340 (I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2, #3256

Sacramento, California 95825

(Address of principal executive offices)

(424) 222-9301

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2026, the Company held a special meeting of stockholders. The final voting results for the proposals submitted to a vote of stockholders are set forth below.

Proposal 1: To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock at a ratio in the range of 1-for-3 to 1-for-30, with the exact ratio to be determined by the Company’s Board of Directors in its sole discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Result
13,571,288	1,153,415	61,177	0	Approved

Proposal 2: To approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Result
13,626,029	1,091,528	68,323	0	Approved

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s ability to regain or maintain compliance with applicable Nasdaq continued listing requirements, the implementation and effects of the reverse stock split, and the continued listing of the Company’s common stock on The Nasdaq Capital Market. These statements are subject to risks and uncertainties, including the risk that the reverse stock split does not result in compliance with the Bid Price Rule, the consequences of the Mandatory Panel Monitor described above, and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

Date: May 13, 2026

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer